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                                                                   EXHIBIT 10(h)

                              GLACIER BANCORP, INC.
                   SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT
                  (AMENDED AND RESTATED AS OF JANUARY 1, 2005)

      This Agreement entered into as of this _____day of ____________, 20____ by and between Glacier Bancorp, Inc. (the "Company") and _____________________________________________________________________ (the
"Executive"), shall constitute the entire agreement between the parties identified hereto, and shall supersede and nullify the Supplemental Executive Retirement Agreement dated _________ ___, 19__ between the Company and the Executive.

            WHEREAS, the Executive currently is employed as a senior executive officer of the Company, is expected to continue in this capacity, and is subject to having his or her annual allocations under the Company's tax qualified retirement plans reduced due to (i) applicable federal tax laws, and/or (ii) his participation in the Company's 2005 Deferred Compensation Plan; and

                  WHEREAS, the Company desires to retain the services of the Executive to the Company and its subsidiaries ("Glacier"), and as such wishes to provide the Executive with supplemental retirement income as a means to restore lost accruals under Glacier's tax-qualified retirement plans.

                  NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements hereinafter contained, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree to this Agreement as follows:

                                    ARTICLE I
                                   DEFINITIONS

                  "Account" shall mean the bookkeeping account maintained by the Company to which annual contributions by the Company will be credited according to the terms of this Agreement.

                  "Agreement" shall mean this agreement between the Executive and the Company.

                  "Annual Addition" shall have the meaning set forth in Section 415 of the Code and any regulations thereunder.

                  "Beneficiary" shall mean the person or persons designated by the Executive to receive any benefits payable under the Agreement in the event of the Executive's death. Such person or persons shall be designated in writing on an Election Form provided for this purpose by the Company's Board of Directors, and may be changed from time to time by similar written notice. In the absence of a written designation, the Beneficiary shall be the Participant's surviving spouse, if any or if none, his estate.

                  "Benefits" shall mean, collectively, the benefits payable under Articles II

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      and III of the Agreement.

                  "Change in Control" is defined in the Employment Agreement, and shall be defined in the same manner for purposes of this Agreement. Any amendment to said Employment Agreement that modifies this definition shall be deemed to apply with equal force, effect, and timing to the definition of Change in Control for purposes of this Agreement, except that a modification that may adversely affect a Participant shall be ineffectual as to the Executive unless he consents in writing to be bound by the modification.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Company" shall mean Glacier Bancorp, Inc.

                  "Compensation" shall mean the amount of W-2 earnings paid to the Executive by the Company (plus any amounts withheld from the Executive under a 401(k) Plan or cafeteria plan sponsored by the Company) within a Plan Year

                  "Deferred Compensation Plan" shall mean the Company's 2005 Deferred Compensation Plan, as such plan may be amended from time to time.

                  "Disability" shall have the meaning set forth in, and be determined in accordance with, Section 9(b) of the Employment Agreement.

      "Election Form" shall mean the Supplemental Executive Retirement Agreement Election Form (substantially in the form attached hereto as Exhibit A). by which the Executive identifies a Beneficiary and method of distribution of the balance of the Executive's Account described herein. In the absence, at any time, of a duly executed Election Form, the distribution election form applicable to the Executive's account under the Deferred Compensation Plan shall apply to the Executive's Account under this Agreement (to the extent such election is reasonably applicable).

                  "Employment Agreement" shall mean the Executive's employment agreement with the Company, as such agreement may be amended from time to time.

                  "Executive" shall mean _______________________________.

                  "Just Cause" shall have the meaning set forth in, and be determined in accordance with the Employment Agreement.

      "Plan Year" shall mean the calendar year, with the first Plan Year of the restated Plan being calendar year 2005.

                  "Tax-qualified Plan" shall mean any plan that is both maintained by the Company or a member of its controlled group and intended to qualify under Section 401 of the Code (whether or not the plan so qualifies).

                                   ARTICLE II
                      RETIREMENT BENEFITS FOR THE EXECUTIVE

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                  As of the close of each Plan Year, the Company will credit to the Executive's Account an amount equal to the difference between -

      (i) the employer contributions that would have been allocated to the Executive's accounts under the Tax-qualified Plans if not for either the limitations imposed by Section 401 of the Code or the Executive's participation in the Deferred Compensation Plan, and

      (ii) the Annual Additions actually credited to the Executive under the Tax-qualified Plans.

                  For each Plan Year ending before 2005, the amount credited to the Executive's Account shall appreciate or depreciate in accordance with the investment measure selected by the Executive in an Election Form, executed in a Plan Year ending before 2005.

                  As of the end of each Plan Year ending after 2004, the Executive's Account shall be credited with a rate of return (which may be positive or negative) equal to fifty percent (50%) of the return-on-average-equity of common stock issued by Glacier Bancorp, Inc., as of December 31 of the Company's most recently-completed fiscal year.

                  The Executive's Account balance shall be paid to the Executive in five substantially equal annual installments, with the first installment due on the first day of the second month after he leaves employment, unless during 2005 and before the Executive leaves employment with the Company for any reason, the Executive has elected an alternative form for distribution pursuant to an Election Form executed and accepted by the Company, in which case the Executive shall be paid in cash or in the form of a check as follows:

      1.    in a lump sum; or

      2. in substantially equal annual payments over a period of ___years (not to exceed 10 years from the date the Executive ceases service with the Company).

                  Notwithstanding the foregoing, but only to the extent required under federal banking law, the amount payable hereunder shall be reduced to the extent that on the date of the Executive's termination of employment such reduction is necessary to avoid subjecting the Company to liability under Section 280G of the Code. In addition, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

                                   ARTICLE III
                                 DEATH BENEFITS

                  Unless otherwise elected by the Executive in an Election Form filed in 2005 and before the Executive terminates employment with the Company for any reason, in the event that the Executive dies before receiving all benefit payments provided under Article II hereof, the Company shall pay to the Executive's Beneficiary a lump sum payment, within 60 days following the Executive's death, in an amount equal to the balance of the Executive's Account.

                                   ARTICLE IV

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                               SOURCE OF BENEFITS

                  The primary source of Benefits shall be the general assets of the Company. However, the Company may establish and fund an irrevocable trust (subject to Article VIII and having terms consistent therewith), whereby assets of the Company will be held by such trust pursuant to such Trust Agreement, subject to claims by general creditors of the Company by appropriate judicial action as provided by such Trust. Any insurance policy or any other asset acquired or held by the Company in connection with the liabilities assumed by it hereunder, shall not be deemed to be held under any trust for the benefit of the Executive or his surviving of the Company, but shall be, and remain, a general, unpledged, unrestricted asset of the Company. Neither Executive nor his Beneficiary shall be named as owner of any insurance policy, if any, held in connection with the liabilities hereunder.

                  The trustee of the trust established hereunder shall inform the Board annually prior to the commencement of each fiscal year as to the manner in which trust assets shall be invested. In the event that funds from the trust are at any time insufficient to pay Benefits, the obligation to pay Benefits shall constitute an unfunded, unsecured promise by the Company to provide such payments as and to the extent such Benefits become payable. In such case, Benefits shall be paid from the general assets of the Company, and no person shall, by virtue of this Agreement, have any interest in such assets (other than as an unsecured creditor of the Company).

                                    ARTICLE V
                                   ASSIGNMENT

                  Except as otherwise is provided by this Agreement, it is agreed that neither the Executive nor any Beneficiary of the Executive shall have any right to commute, sell, assign, transfer, encumber and pledge or otherwise convey the right to receive any Benefits hereunder, which Benefits and the rights thereto are expressly declared to be nonassignable and nontransferable.

                                   ARTICLE VI
                            NO RETENTION OF SERVICES

      The Benefits payable under this Agreement shall be independent of, and in addition to, any other employment agreement that may exist from time to time between the parties hereto, or any other compensation payable by the Company to the Executive, whether salary, bonus, retirement income under employee benefit plans sponsored or maintained by the Company, or otherwise. This Agreement shall not restrict the right of the Company to terminate the Executive's employment, or restrict the right of the Executive to terminate employment.

                                   ARTICLE VII
                        UNSECURED RIGHTS OF THE EXECUTIVE

      The rights of the Executive and of his Beneficiary under this Agreement shall be solely those of an unsecured creditor of the Company.

                                  ARTICLE VIII
                               CHANGE IN CONTROL;
                          OR TERMINATION FOR JUST CAUSE

      The provisions of this Article shall supersede any provisions of this Agreement to the contrary. At any time before but not more than five business days after a Change in Control, the Company shall contribute to Trust associated with the Agreement (the "Trust") an amount equivalent to the aggregate amount payable to the Executive pursuant to this Agreement, which amount would then be used to assist the Company in making eventual payment to the Executive under the terms and conditions of the Agreement. The Trust and any assets held therein to assist the Company in meeting its obligations under the Agreement will conform to the provisions of the model trust, as described in Revenue Procedure 92-64 (or any successor thereto). It is the intention of the parties that the Agreement be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended. Subsequent to the Change in Control, the Company shall continue to be obligated to provide for Benefits pursuant to Article II hereof, which additional Benefits shall be payable pursuant to Articles II and III hereof.

      In the event of the Executive's termination of employment for Just Cause, no Benefits shall be payable hereunder, and the Company shall have no further obligations hereunder, unless and to the extent that the Company determines, in its sole and absolute discretion, to the contrary.

                                   ARTICLE IX
                                 REORGANIZATION

      The Company agrees that it will not merge or consolidate with any other corporation organization, or permit its business activities to be taken over by any other organization, unless and until the succeeding or continuing corporation or other organization shall expressly assume the rights and obligations of the Company herein set forth. The Company further agrees that it will not cease its business activities or terminate its existence, other than as heretofore set forth in this paragraph, without having made adequate provision for the fulfillment of its obligation hereunder.

                                    ARTICLE X
                                   AMENDMENTS

This Agreement may be revoked or be amended in whole or in part only by a writing signed by all of the parties hereto.

                                   ARTICLE XI
                                    STATE LAW

This Agreement shall be construed and governed in all respects under and by the laws of the State of Montana, except to the extent preempted by federal law. If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

                                   ARTICLE XII
                                    HEADINGS

Heading and subheadings in this Agreement are inserted for convenience and reference only and constitute no part of this Agreement.

                                  ARTICLE XIII
                                  COUNTERPARTS

This Agreement may be executed in an original and any number of counterparts, each of which shall constitute an original of one and the same instrument.

                           ARTICLE XIV EFFECTIVE DATE

This Agreement shall become effective on the date identified in the Preamble hereto, subject to such changes as the Company's Board of Directors may in its discretion deem to be necessary or proper. Unless terminated earlier in accordance with Article XVII, this Agreement shall remain in effect during the term of employment of the Executive and until all benefits payable hereunder have been made.

                                   ARTICLE XV
                         INTERPRETATION OF THE AGREEMENT

The Board of Directors of the Company shall have sole and absolute discretion to administer, construe, and interpret the Agreement, and the decisions of the Board shall be conclusive and binding on all affected parties (unless such decisions are arbitrary and capricious).

                                   ARTICLE XVI
                             ARBITRATION OF DISPUTES

In the event that any dispute arises between the Executive and the Company as to the terms or interpretation of this Agreement, said dispute shall be referred to the American Arbitration Company, and the parties expressly consent to submit said dispute to be so arbitrated. The decision of the American Arbitration Company shall be final and binding on all the parties, and there shall be no appeal therefrom.

                                  ARTICLE XVII
                            TERMINATION OF AGREEMENT

The Company and the Executive (or his Beneficiary, if the Executive is deceased) may terminate this Agreement at any time in a writing executed by the parties.

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                  IN WITNESS WHEREOF, the Company has caused this Agreement to be signed in its corporate name by its duly authorized officer, impressed with its corporate seal, and properly attested to, and the Executive has hereto set his hand, all on the day and year first above written.

Witnessed by:                          EXECUTIVE

__________________________________     _________________________

Witnessed by:                          GLACIER BANCORP, INC.

________________________________       By____________________________________
                                         A member of the Board of Directors

                              GLACIER BANCORP, INC.
                2005 SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

                                  -------------

                                  ELECTION FORM

                                  -------------

      ELECTION, executed this __ day of ________, ____, by and between me, (_______________), in my individual capacity as an Executive, and Glacier Bancorp, Inc. (the "Company"), in its capacity as an Employer. This Election is made pursuant to, and accordance with the provisions of the Supplemental Executive Retirement Agreement, as amended and restated as of January 1, 2005, (the "Agreement") that I executed with an authorized representative of the Company on _______________ ___, 2005. The parties to this Election agree that any term that begins herein with initial capital letters shall have the special meaning defined in the Agreement, unless the context clearly requires otherwise.

      NOW THEREFORE, it is mutually agreed as follows:

      3. Timing of Payment. Subject to Section 7 below, I direct that the Company commence distribute from my Account to me --

            [ ] on the January 1st that next follows the date that is ___ years (not more than 5) after I cease service service with the Company.

            [ ] on the ____ (not more than 5th) anniversary after I cease service with the Company.

            [ ] on the first date of the month next following my 72nd birthday.

            [ ] the later of (I) the calendar year immediately following the year in which I cease service with the Company, and (II) the following date: ___________ ___, _____ (not later than the date on which the Participant will attain age 72).

            [ ]   On the date of a Change in Control.

      2. Form of Payment Generally. By the execution hereof and in accordance with the provisions of the Agreement, I elect to have my Account distributed in cash or in the form of a check as follows:

            [ ]   in a lump sum.

            [ ] in substantially equal annual payments over a period of ___ years (not to exceed 10 years from the date I cease service with the Company).

         3. Form of Payment to Beneficiary. In the event of my death, my Account shall be distributed as follows --

            [ ] in one lump sum payment within sixty (60) days following my death.

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            [ ]   in accordance with the payment schedule selected in Sections 1 and 2 hereof (with payments made as though I survived to collect all benefits, and as though I terminated service on the date of my death, if payments had not already begun).

      4. Designation of Beneficiary. In the event of my death before I have collected all of the benefits payable under the Agreement, I hereby direct that any remaining benefits payable under the Agreement be distributed to the beneficiary or beneficiaries designated under subparagraphs a and b of this
Section 4 in the manner elected pursuant to Section 3 above:

      c. Primary Beneficiary. I hereby designate the person(s) named below to be my primary beneficiary and to receive the balance of any unpaid benefits under the Agreement.

     Name of             Social Security                           Percentage of
Primary Beneficiary           Number        Mailing Address        Death Benefit
-------------------      ---------------    ---------------        -------------
                                                                         %

                                                                         %

      d. Contingent Beneficiary. In the event that the primary beneficiary or beneficiaries named above are not living at the time of my death, I hereby designate the following person(s) to be my contingent beneficiary for purposes of the Agreement.

     Name of             Social Security                         Percentage of
Contingent Beneficiary       Number         Mailing Address      Death Benefit
----------------------   ---------------    ---------------      -------------
                                                                       %

                                                                       %

      5. Effect of Election. The elections made in paragraphs 1 and 2 hereof shall apply -

            [ ] only to any amounts included in my Account to which the Agreement relates.

            [ ] to the entire value of my Account, provided that these elections may only be changed at least one year in advance of the earliest date on which payments would otherwise commence pursuant to paragraph 2 hereof, and may only be changed pursuant to an election that conforms with the requirements set forth in Article IV(a) of the Plan.

      With respect to the elections in paragraphs 3 and 4 hereof, I recognize that I may, by submitting an effective superseding Election Form at any time and from time to time, prospectively change the beneficiary designation and the manner of payment to a Beneficiary. Such elections shall, however, become irrevocable upon my death.

      6. Mutual Commitments. The Company agrees to make payment of all amounts due to me in accordance with the terms of the and the elections I make herein. I agree to be bound by the terms of the Agreement, as in effect on the date therein or properly amended hereafter.

      7. Tax Responsibility. I recognize and agree that notwithstanding my elections above, the Board shall have the discretion to administer any distribution pursuant to this Election, and to unilaterally modify any such Election, in a manner that the Board reasonably determines to be necessary in order to conform my distribution election with the requirements of Section 409A of the Code. I recognize and agree, however, that I am solely responsible for the satisfaction of any federal, state, or local taxes of any kind that may arise under the Agreement, (including any taxes arising under Sections 409A or 4999 of the Code), and that neither the Company nor any of its employees, officers, directors, or service providers has any right or obligation to provide me with tax planning advice, or to structure the terms of the Agreement or any payments to me in a manner that mitigates my tax liability. It being understood that I should seek and rely on personal, professional tax advice with respect to the Agreement and its tax consequences to me, I agree to hold each and every one of them harmless against all loss of any kind (including attorneys fees they incur) with respect to any claim that I make with respect to the Agreement, my elections herein, and my collection of benefits pursuant to the Agreement.

      IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above-written.

Witnessed by:                         EXECUTIVE

_______________________________       ________________________________

Witnessed by:                         GLACIER BANCORP, INC.

________________________________      By__________________________________
                                        A member of the Board of Directors